Property Resources, Inc.

777 Mariners Island Boulevard
San Mateo, California 94404



December 31, 1996



Filed Via EDGAR (CIK #0000765195)
Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549


Re:  Property Resources Equity Trust
       Form 8-K


Ladies and Gentlemen:

Pursuant to Regulation S-T, submitted for filing via the EDGAR system please find a Current Report on Form 8-K on behalf of Property Resources Equity Trust.




Very truly yours,




/s/ David P. Goss
David P. Goss
President





                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934


      Date of Report (Date of earliest event reported) DECEMBER 16, 1996

                        Property Resources Equity Trust

            (Exact Name of Registrant as Specified in its Charter)





California                         0-15880                      94-3959770


State or other              Commission File Number             IRS Employer
jurisdiction of                                               Identification
incorporation                                                     Number


                    1800 Gateway Drive, San Mateo, CA 94404

             (Address of Principal Executive Offices)  (Zip Code)

       Registrant's telephone number, including area code: (415)312-3000



ITEM 5:     OTHER MATERIAL EVENTS

Graham Court Business Park
5963-5981 Graham Court
Livermore, California

On Monday, December 16, 1996, the Company entered into an Agreement of Purchase and Sale (the "Agreement") with the intent of selling the Graham Court Business Park (the "Property"). The buyer is an unaffiliated third party. The contractual purchase price is $2,200,000. If the Property is sold under the current terms of the Agreement, the Company will net approximately $2,100,000 after real estate commissions and closing costs. Certain contractual contingencies remain and there can be no assurances that the sale will be completed at this price or at all.



Dated:      December 31, 1996    PROPERTY RESOURCES EQUITY TRUST



                                  BY /S/ DAVID P. GOSS
                                         David P. Goss
                                         President